Exhibit 99.1

21ST CENTURY ONCOLOGY HOLDINGS, INC.

21st Century Oncology Contact:	Investor Contact:
Richard Lewis	The Ruth Group
SVP, CFO for U.S. Operations	Nick Laudico
239-931-7281	646-536-7030
richard.lewis@21co.com	nlaudico@theruthgroup.com

Courtney Dugan
646-536-7024
cdugan@theruthgroup.com

21ST CENTURY ONCOLOGY HOLDINGS INC. REPORTS FOURTH QUARTER AND FULL YEAR 2014 FINANCIAL RESULTS

Fourth Quarter 2014 Highlights:

•                  Total pro-forma revenues of $269.5  million, a 28.8% year-over-year increase

•                  7th consecutive quarter of growth in same store freestanding treatments per day, up 2.3% year-over-year

•                  4th consecutive quarter of Pro Forma Adjusted EBITDA margin expansion — 13.8% of total pro-forma revenues

•                  International cases increased 5.0% versus prior year period

•                  OnCure Holdings, Inc. (“Oncure”) and South Florida Radiation Oncology (“SFRO”) continue to perform ahead of expectations

Full Year 2014 Highlights:

•                  Pro-forma revenues surpass $1.0 billion, increasing 22.5%

•                  Domestic same store treatments per day increased 2.6%

•                  International revenues approaching $100 million, cases increased 10.4%

•                  Pro Forma Adjusted EBITDA of $150.9 million

•                  Reduced debt by $200 million with proceeds from Canada Pension Plan Investment Board (“CPPIB”) investment

Recent Developments:

•                  Entered into new region of Northwestern U.S. through joint venture with Northwest Cancer Clinic, LLC (“NWCC”) in January, 2015

•                  SFRO added two centers, enhancing its coordination of care and ability to leverage resources

•                  Established formal affiliations with the University of Florida (“UF”) and the University of California Los Angeles (“UCLA”)

FORT MYERS, FL, March 18, 2015 — 21st Century Oncology Holdings, Inc. (“21C or the “Company”), the leading global, physician-led provider of integrated cancer care (“ICC”) services, announced today its financial results for the fourth quarter and full year ended December 31, 2014.

Dr. Daniel Dosoretz, Founder and Chief Executive Officer, commented, “We closed 2014 with continued growth in same store freestanding treatments which resulted in our fourth consecutive quarter of year-over-year Pro Forma Adjusted EBITDA margin expansion. We expect these trends of treatment growth and EBITDA margin expansion will continue into 2015. A major Company milestone occurred in September 2014 when we received a $325 million cash equity investment from CPPIB.  During the remainder of the year we used these proceeds to reduce debt by $200 million, bolster liquidity, complete a successful OnCure capital upgrade program, and enter 2015 with a large joint venture in attractive new markets. The resulting deleveraging and liquidity improvement enabled us to maintain our focus during the final months of the year on organic growth, operational improvements, integration execution, improving results in underperforming markets, and expense management.”

Dr. Dosoretz continued, “I am very pleased with our operational results, both domestic and international, during the fourth quarter. Early indications in 2015 show continued organic momentum. We were able to build upon the third quarter and achieve steady same store treatment growth in the fourth quarter of 2.3%, our seventh consecutive quarter of same store growth. Completed case volume increased again this quarter, driven by organic growth and continued significant contributions from our two largest acquisitions, OnCure and SFRO, which closed in October 2013 and February 2014 respectively. Importantly, we believe that they will continue to provide incremental organic growth opportunities via the leveraging of 21C’s clinical leadership, scale, infrastructure, and ICC model. Additionally, in early January we announced a joint venture with Northwest Cancer Clinic, LLC (“NWCC”), expanding our geographical reach into a brand new region in the Northwestern U.S, one of the fastest growing regions in the country. We look forward to updating our stakeholders on additional strategic opportunities currently in the development stage. We remain focused on continued EBITDA growth through 2015 and into 2016 with marketing efforts focused on our key physician communities further complimented by ICC expansion where it is warranted.”

“For the full year, we achieved a 22.5% year-over-year increase in total pro forma revenue and total Pro Forma Adjusted EBITDA of $150.9 million, a year-over-year increase of 27.3%. In 2014, total international cases increased 10.4%, and we expect international revenues to surpass $100 million in 2015. During 2014, we added a net of 123 new physicians. Also during the year we added a net of 17 additional centers, 14 of which are domestic and 3 international. We entered 2015 with the same focus on executing our strategy of organic growth combined with prudently taking advantage of attractive strategic de-leveraging acquisitions and joint ventures in order to continue delivering integrated cancer care at academic quality and create compelling value for our steadily expanding patient population,” added Dr. Dosoretz.

Fourth Quarter 2014 Results

Total pro-forma revenues for the fourth quarter of 2014 were $269.5 million, compared to total pro-forma revenues of $209.2 million in the same quarter of 2013, driven by the Company’s acquisition activity and organic growth.

Domestic same store treatments per day increased 2.3% in the fourth quarter of 2014 while same store freestanding revenues increased 2.0%. The growth was primarily driven by the continued expansion of our physician network and strong growth in our key markets. Domestic same store therapy revenue per treatment decreased 0.3% in the fourth quarter of 2014, primarily due to an increased shift in payor mix to Medicare replacement products.

Total Relative Value Units (RVUs) per day increased by 22.4% in the fourth quarter versus the same period of the prior year due to acquisitions, same store treatment growth and service mix. On a same store basis, RVUs increased 0.2% versus the same period last year. Adjusted earnings before interest, taxes, depreciation, amortization, stock-based compensation and other non-cash and pro forma items (“Pro Forma Adjusted EBITDA”) in the fourth quarter of 2014 was $37.2 million, or 13.8% of total revenues, up 36.6% compared to $27.2 million, or 13.0% of total pro forma revenues, in the fourth quarter of 2013. A reconciliation of net loss attributable to 21C, determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the quarters ended December 31, 2014 and 2013 is included in the attached supplemental financial information.

Income tax expense in the fourth quarter of 2014 was $0.1 million, compared to an income tax benefit of $25.3 million in the fourth quarter of 2013. The net loss for the fourth quarter of 2014 was $22.7 million, compared to a net loss of $14.3 million in the fourth quarter of 2013.

Full Year 2014 Results

Total pro forma revenues for the full year ended December 31, 2014 were $1.0 billion, an increase of 22.5% compared to $845.3 million in revenues for the full year 2013. Full year 2014 pro forma revenues include $8.8 million in revenue contribution from acquisitions, as if the acquisitions had closed on January 1, 2014. The increase in revenue was principally due to increased domestic census, acquisitions, stronger results from joint ventures, and international revenue growth.

Domestic same store treatments per day increased 2.6% for the full year 2014. This was driven by expansion of our ICC model as well as physician and center-level marketing efforts resulting in an increased patient census. Domestic same store therapy revenue per treatment increased 2.5% compared to 2013.

Pro Forma Adjusted EBITDA for the full year 2014 was $150.9 million, or 14.6% of total pro forma revenues, compared to $118.6 million, or 14.0% of total pro forma revenues for the full year 2013.  Pro Forma Adjusted EBITDA margins increased in the current quarter versus the prior year period primarily due to the Company’s focus on expense management. A reconciliation of net loss attributable to 21C, determined in accordance with generally accepted accounting principles to Pro Forma Adjusted EBITDA and total revenues, determined in accordance with generally accepted accounting principles, to total pro forma revenues for the full years ended December 31, 2014 and 2013 is included in the attached supplemental financial information.

Income tax expense for the full year 2014 was $5.2 million, compared to an income tax benefit of $20.4 million in 2013. The net loss for the full year 2014 was $343.2 million, compared to a net loss of $78.2 million for the full year 2013. The net loss for the full year 2014 included impairment charges of $229.5 million, attributable to revisions of the Company’s financial forecasts largely as a result of reductions in reimbursement and limited capital resources during the second quarter of 2014 that resulted in a write down of goodwill, trade name and an investment in a joint venture to their implied fair values.

Recent Developments

On January 2, 2015, 21C entered into a joint venture with NWCC.  21C acquired an 80% interest in a newly-formed joint venture entity, with NWCC’s current physician leader, Sheila Rege, M.D., holding a 20% equity interest. This joint venture expands 21C’s geographical exposure into a new market in the Northwestern U.S., one of the fastest growing regions in the country, with future expansion opportunities via satellite offices and ICC expansion in the region.

SFRO completed the purchase of a center in Hollywood, Florida, which was previously under a management agreement and another center in downtown West Palm Beach at the Good Samaritan Medical Center.

During the first quarter of 2015 the Company finalized arrangements with two prestigious universities.  21C will in conjunction with UF provide medical and administrative services in the Jacksonville, Florida market and in southern California 21C will partner with UCLA and coordinate care for our mutual patients in convenient community-based locations.

Conference Call

The Company will host a conference call on Thursday, March 19, 2015 at 12:30 p.m. Eastern Time, during which management will discuss its financial results in further detail. The dial-in numbers are (877) 407-9039 for domestic callers and (201) 689-8470 for international callers.  In addition, a telephonic replay of the call will be available until April 3, 2015.  The replay dial-in numbers are (877) 870-5176 for domestic callers and (858) 384-5517 for international callers.  Please use the conference ID number 13604274 to access the replay.

A live webcast and webcast replay of the call will also be available from the Events section on the corporate web site at www.21co.com.

About 21st Century Oncology Holdings, Inc.

21st Century Oncology Holdings, Inc. is the largest global, physician led provider of integrated cancer care services. The Company offers a comprehensive range of cancer treatment services, focused on delivering academic quality, cost-effective patient care in personal and convenient settings. As of December 31, 2014, the Company operated 180 treatment centers, including 144 centers located in 16 U.S. states and 36 centers located in six countries in Latin America.  (Source: 21st Century Oncology Holdings, Inc.)

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Act of 1934, as amended.  Statements preceded by, followed by or that otherwise include the words “believes”, “expects”,

“anticipates”, “intends”, “projects”, “estimates”, “plans”, “may increase”, “forecast” and similar expressions or future or conditional verbs such as “will”, “should”, “would”, “may” and “could” are generally forward-looking in nature and not historical facts. Forward-looking statements are based on management’s current expectations or beliefs about the Company’s future plans, expectations and objectives, including, but not limited to, the Company’s expected financial results and estimates for 2015 and the effects of the CMS’s Final Rule for the 2015 Physician Fee Schedule on its results.  These forward-looking statements are not historical facts and are subject to risks and uncertainties that could cause the actual results to differ materially from those projected in these forward-looking statements including, but not limited to reductions in Medicare reimbursement, healthcare reform, decreases in payments by managed care organizations and other commercial payers and other risk factors that may be described from time to time in the Company’s filings with the Securities and Exchange Commission.  Readers of this release are cautioned not to place undue reliance on forward-looking statements contained herein, which speak only as of the date stated, or if no date is stated, as of the date of this press release. The Company undertakes no obligation to publicly update or revise the forward-looking statements contained herein to reflect changed events or circumstances after the date of this release, unless required by law.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share amounts)

(unaudited)

	December 31,	December 31,
	2014	2013

ASSETS
Current assets:
Cash and cash equivalents	$99,167	$17,462
Restricted cash	7,051	3,768
Accounts receivable, net	137,807	117,044
Prepaid expenses	8,728	7,577
Inventories	4,526	4,393
Deferred income taxes	227	375
Other	7,457	12,534
Total current assets	264,963	163,153

Equity investments in joint ventures	1,646	2,555
Property and equipment, net	270,757	240,371
Real estate subject to finance obligation	22,552	19,239
Goodwill	469,596	578,013
Intangible assets, net	81,680	85,025
Other assets	35,530	39,835
Total assets	$1,146,724	$1,128,191

LIABILITIES AND EQUITY

Current liabilities:
Accounts payable	$57,635	$57,613
Accrued expenses	82,609	64,021
Income taxes payable	2,114	2,372
Current portion of long-term debt	26,350	17,536
Current portion of finance obligation	433	317
Other current liabilities	19,687	12,237
Total current liabilities	188,828	154,096
Long-term debt, less current portion	940,771	974,130
Finance obligation, less current portion	23,610	20,333
Embedded derivative features of Series A convertible redeemable preferred stock	15,843	—
Other long-term liabilities	51,079	38,453
Deferred income taxes	4,480	4,498
Total liabilities	1,224,611	1,191,510

Series A convertible redeemable preferred stock, $0.001 par value, $1,000 stated value, 3,500,000 and -0- authorized, 385,000 and -0- issued and outstanding at December 31, 2014 and 2013, respectively	328,926	—
Noncontrolling interests - redeemable	49,797	15,899

Commitments and Contingencies

Equity:
Common stock, $0.01 par value, 1,000,000 and 1,028 shares authorized 1,028 shares issued and outstanding at December 31, 2014 and 2013, respectively	—	—
Additional paid-in capital	626,001	650,879
Retained deficit	(1,067,487)	(718,237)
Accumulated other comprehensive loss, net of tax	(38,690)	(26,393)
Total 21st Century Oncology Holdings, Inc. shareholder’s deficit	(480,176)	(93,751)
Noncontrolling interests - nonredeemable	23,566	14,533
Total deficit	(456,610)	(79,218)
Total liabilities and equity	$1,146,724	$1,128,191

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(in thousands)

(unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2014	2013	2014	2013

Revenues:
Net patient service revenue	$248,636	$189,524	$946,897	$715,999
Management fees	16,797	11,139	67,012	11,139
Other revenue	4,076	2,727	12,513	9,378
Total revenues	269,509	203,390	1,026,422	736,516

Expenses:
Salaries and benefits	148,714	115,380	545,025	409,352
Medical supplies	26,360	18,474	97,367	64,640
Facility rent expenses	15,519	13,280	63,048	45,565
Other operating expenses	15,700	12,474	61,735	45,629
General and administrative expenses	33,272	38,055	135,257	106,887
Depreciation and amortization	21,429	18,645	86,701	65,195
Provision for doubtful accounts	5,368	3,289	18,713	12,146
Interest expense, net	25,620	24,378	113,279	86,747
Electronic health records incentive income	(2,783)	(1,698)	(2,783)	(1,698)
Impairment loss	—	—	229,526	—
Early extinguishment of debt	—	—	8,558	—
Equity initial public offering expenses	—	—	4,905	—
Loss on sale leaseback transaction	—	313	135	313
Fair value adjustment of earn-out liability	1,015	130	1,627	130
Fair value adjustment of embedded derivative	837	—	837	—
Gain on the sale of an interest in a joint venture	—	—	—	(1,460)
Loss on foreign currency transactions	240	117	557	1,283
Loss (gain) on foreign currency derivative contracts	—	158	(4)	467
Total expenses	291,291	242,995	1,364,483	835,196

Loss before income taxes	(21,782)	(39,605)	(338,061)	(98,680)
Income tax expense (benefit)	946	(25,281)	5,159	(20,432)

Net loss	(22,728)	(14,324)	(343,220)	(78,248)

Net income attributable to noncontrolling interests- redeemable and non-redeemable	(1,440)	(601)	(6,030)	(1,966)

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	(24,168)	(14,925)	(349,250)	(80,214)

Other comprehensive loss:
Unrealized loss on fair value of pension plan assets	(91)	—	(91)	—
Unrealized loss on foreign currency translation	(918)	(6,425)	(13,514)	(16,242)
Other comprehensive loss	(1,009)	(6,425)	(13,605)	(16,242)

Comprehensive loss:	(23,737)	(20,749)	(356,825)	(94,490)
Comprehensive income attributable to noncontrolling interests- redeemable and non-redeemable	(1,220)	(137)	(4,722)	(653)
Comprehensive loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(24,957)	$(20,886)	$(361,547)	$(95,143)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Years Ended
	December 31,
	2014	2013
Cash flows from operating activities
Net loss	$(343,220)	$(78,248)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	72,914	55,430
Amortization	13,787	9,765
Deferred rent expense	711	973
Deferred income taxes	(329)	(27,908)
Stock-based compensation	106	597
Provision for doubtful accounts	18,713	12,146
Loss on the sale/disposal of property and equipment	119	336
Loss on sale leaseback transaction	135	313
Impairment loss	229,526	—
Early extinguishment of debt	8,558	—
Equity initial public offering expenses	4,905	—
Gain on the sale of an interest in a joint venture	—	(1,460)
Loss on foreign currency transactions	348	143
(Gain) loss on foreign currency derivative contracts	(4)	467
Fair value adjustment of earn-out liability	1,627	—
Fair value adjustment of embedded derivative	837	—
Amortization of debt discount	2,483	1,191
Amortization of loan costs	6,277	5,595
Equity interest in net loss of joint ventures	50	454
Distribution received from unconsolidated joint ventures	221	21
Pension plan contributions	(1,587)	—
Changes in operating assets and liabilities:
Accounts receivable and other current assets	(42,218)	(42,570)
Income taxes payable	(500)	20
Inventories	(88)	(102)
Prepaid expenses	3,339	3,544
Accounts payable and other current liabilities	346	29,373
Accrued deferred compensation	1,522	1,344
Accrued expenses / other current liabilities	6,054	16,999

Net cash used in operating activities	(15,368)	(11,577)

Cash flows from investing activities
Purchase of property and equipment	(56,563)	(40,744)
Acquisition of medical practices	(50,245)	(68,659)
Restricted cash associated with medical practice acquisitions	(3,283)	(3,768)
Proceeds from the sale of equity interest in a joint venture	—	1,460
Proceeds from the sale of property and equipment	96	78
Loans to employees	(888)	(212)
Contribution of capital to joint venture entities	(620)	(992)
Purchase of noncontrolling interest - non-redeemable	—	(1,509)
Proceeds (payment) of foreign currency derivative contracts	26	(171)
Premiums on life insurance policies	(1,265)	(1,234)
Change in other assets and other liabilities	(765)	(2,212)

Net cash used in investing activities	(113,507)	(117,963)

21ST CENTURY ONCOLOGY HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Years Ended
	December 31,
	2014	2013
Cash flows from financing activities
Proceeds from issuance of debt	169,845	306,063
Principal repayments of debt	(268,377)	(171,432)
Repayments of finance obligation	(278)	(182)
Proceeds from issuance of Series A convertible redeemable preferred stock	325,000	—
Payments of issue costs related to the issuance of preferred stock	(6,137)	—
Proceeds from issuance of noncontrolling interest	1,250	—
Proceeds from noncontrolling interest holders - redeemable and non-redeemable	259	765
Cash distributions to noncontrolling interest holders - redeemable and non-redeemable	(3,599)	(2,211)
Payments of costs for equity securities offering	(4,905)	—
Payments of loan costs	(2,436)	(1,359)

Net cash provided by financing activities	210,622	131,644

Effect of exchange rate changes on cash and cash equivalents	(42)	(52)

Net increase in cash and cash equivalents	81,705	2,052
Cash and cash equivalents, beginning of period	17,462	15,410

Cash and cash equivalents, end of period	$99,167	$17,462

Supplemental disclosure of noncash transactions
Interest paid	$101,149	$78,750
Income taxes paid	$7,585	$9,364
Finance obligation related to real estate projects	$7,790	$7,580
Derecognition of finance obligation related to real estate projects	$4,119	$3,940
Capital lease obligations related to the purchase of equipment	$17,625	$3,054
Medical equipment and service contract component related to the acquisition of medical equipment through accounts payable	$3,049	$—
Issuance of notes payable relating to the acquisition of medical practices	$2,000	$2,097
Liability relating to the escrow debt and purchase price of medical practices	$2,970	$—
Capital lease obligations related to the acquisition of medical practices	$47,796	$10,903
Earn-out accrual related to the acquisition of medical practices	$11,052	$7,950
Amounts payable to sellers in the purchase of a medical practice	$249	$—
Noncash dividend declared to noncontrolling interest	$194	$77
Accrued dividends on Series A convertible preferred stock	$23,078	$—
Accretion of redemption value on Series A convertible preferred stock	$1,991	$—
Noncash deconsolidation of noncontrolling interest	$—	$9
Noncash contribution of capital by noncontrolling interest holders	$37	$4,235
Termination of prepaid services by noncontrolling interest holder	$—	$2,551
Issuance of notes payable relating to the earn-out liability in the acquisition of Medical Developers	$—	$2,679
Issuance of equity LLC units relating to the earn-out liability in the acquisition of Medical Developers	$—	$705
Issuance of senior secured notes related to the acquisition of medical practices		$75,000
Reserve claim liability related to the acquisition of medical practices		$3,682
Noncash dividend declared from unconsolidated joint venture		$150
Step up basis in joint venture interest		$83
Costs incurred for professional fees relating to issuance of equity securities		$1,323

21ST CENTURY ONCOLOGY HOLDINGS, INC.

Supplemental Financial Information (Unaudited)

Reconciliation of Total Pro-forma Revenue and Pro-forma Adjusted EBITDA to Net Loss Attributable to 21st Century Oncology Holdings, Inc. Shareholder

	Three Months Ended		Years Ended
	December 31,		December 31,
(in thousands):	2014	2013	2014	2013
Total revenues	$269,509	$203,390	$1,026,422	$736,516
Pro-forma full period effect of acquisitions (a)	—	5,820	8,819	108,767
Total pro-forma revenues	$269,509	$209,210	$1,035,241	$845,283

Net loss attributable to 21st Century Oncology Holdings, Inc. shareholder	$(24,168)	$(14,925)	$(349,250)	$(80,214)
Income tax expense (benefit)	946	(25,281)	5,159	(20,432)
Interest expense, net	25,620	24,378	113,279	86,747
Depreciation and amortization	21,429	18,645	86,701	65,195
Impairment loss	—	—	229,526	—
Early extinguishment of debt	—	—	8,558	—
Equity initial public offering expenses	—	—	4,905	—
Gain on the sale of an interest in a joint venture	—	—	—	(1,460)
Loss on sale leaseback transaction	—	313	135	313
Fair value adjustment of earn-out liability	1,015	130	1,627	130
Fair value adjustment of embedded derivative	837	—	837	—
Loss (gain) on foreign currency derivative contracts	—	158	(4)	467
Management fees (b)	875	546	1,285	1,252
Non-cash expenses (c)	1,085	1,093	4,175	4,282
Sale-lease back adjustments (d)	(441)	(322)	(1,403)	(1,339)
Acquisition-related costs (e)	2,261	11,346	12,216	18,648
Other expenses (f)	2,797	2,256	9,734	6,554
Litigation settlement (g)	2,108	4,965	6,530	6,822
Tradename / rebranding initiative (h)	—	333	622	1,044
Expenses associated with idle / closed treatment facilities (i)	363	1,771	3,683	3,901
Expenses associated with note-holder negotiations and management of liquidity (j)	2,482	—	11,861	—
Pro-forma full period effect of acquisition EBITDA (a)	—	1,830	742	26,681

Pro-forma Adjusted EBITDA (1)	$37,209	$27,236	$150,918	$118,591

Pro-forma Adjusted EBITDA as a percentage of total pro-forma revenues	13.8%	13.0%	14.6%	14.0%

(1) Pro-forma Adjusted EBITDA is defined as income (loss) before interest expense (net of interest income), income taxes, depreciation and amortization, gain on the sale of an interest in a joint venture, loss on sale leaseback transaction, early extinguishment of debt, fair value adjustment of earn-out liability, fair value adjustment of embedded derivative, impairment loss, foreign currency derivative contract loss (gain), management fees accrued to our sponsor, non-cash expenses including costs relating to stock compensation, amortization of straight-line rent and amortization of capital expenditures relating to repairs and maintenance, non-cash equipment rent, sale-lease back adjustments, acquisition-related costs, other expenses including loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums on termed physicians, franchise taxes, costs relating to consulting services on Medicare reimbursement, litigation settlements with physicians, costs associated with tradename and rebranding initiatives, expenses associated with idle / closed radiation therapy treatment facilities and pro-forma full period effect of acquisition EBITDA.

(a) Pro-forma amounts related to adjustments to total revenues and Pro-forma Adjusted EBITDA to reflect the full period effect of our acquisitions and Value Added Services contracts completed during 2014 and 2013.  The adjustments reflect the impact to our total revenues and Pro-forma Adjusted EBITDA as if the acquisitions and Value Added Services contracts had occurred at the beginning of the year.

(b) Management fees are fees accrued to our sponsor, Vestar Capital Partners.

(c) Non-cash expenses including costs relating to stock compensation, amortization of straight-line rent, amortization of capital expenditures relating to warranty arrangements amortized to repairs and maintenance and non-cash equipment rent.

(d) Sale-lease back adjustments relates to the adjustment of benefit derived from the classification of operating leases as finance obligations reflecting a reclassification of interest expense and depreciation and amortization expense as rent expense.

(e) Acquisition related costs associated with ASC 805, “Business Combinations”, including professional fees, corporate development, integration and due diligence costs relating to the acquisition of medical practices.

(f) Other expenses include loss on sale of assets, severance payments related to termination of employee staff reductions, tail premiums paid on terminated physicians, franchise taxes and costs relating to consulting services on Medicare reimbursement.

(g) Litigation settlement relates to costs associated with the termination of physicians and loss contingency reserves related to the Medicare diagnostic testing matter.

(h) Expenses related to the costs associated with the Company’s tradename and rebranding initiatives.

(i) Expenses associated with idle / closed radiation therapy treatment facilities.

(j) Expenses associated with negotiating with note-holders, recapitalization support agreement and legal and consulting fees associated with management of liquidity.

We believe the Pro-forma Adjusted EBITDA provides useful information about our financial performance to investors, lenders, financial analysts and rating agencies since these groups have historically used EBITDA-related measures in the healthcare industry, along with other measures, to estimate the value of a company, to make informed investment decisions, to evaluate a company’s leverage capacity and its ability to meet its debt service requirements.  Pro-forma Adjusted EBITDA eliminates the uneven effect of non-cash depreciation of tangibles assets and amortization of intangible assets, much of which results from acquisitions accounted for under the purchase method of accounting.  Pro-forma Adjusted EBITDA is also used by us to measure individual performance for incentive compensation purposes and as an analytical indicator for purposes of allocating resources to our operating business and assessing their performance, both internally and relative to our peers, as well as to evaluate the performance of our operating management teams, and for purposes in the calculation of debt covenants and related disclosures.

Pro-forma Adjusted EBITDA is not intended as a substitute for net income (loss) attributable to 21st Century Oncology Holdings, Inc. shareholder, operating cash flows or other cash flow data determined in accordance with accounting principles generally accepted in the United States. Due to varying methods of calculation, Pro-forma Adjusted EBITDA as presented may not be comparable to similarly titled measures of other companies.

21ST CENTURY ONCOLOGY HOLDINGS, INC.

KEY OPERATING STATISTICS

(unaudited)

	Three Months Ended			Years Ended
	December 31,		%	December 31,		%
United States	2014	2013	Change	2014	2013	Change

Number of treatment days	64	64		255	255

Total RVUs - freestanding centers	4,039,986	3,301,276	22.4%	15,919,121	11,615,189	37.1%

RVUs per day - freestanding centers	63,125	51,582	22.4%	62,428	45,550	37.1%

Percentage change in RVUs per day - freestanding centers - same store basis	0.2%	0.3%		-0.4%	-3.5%

Total treatments - freestanding centers	200,109	160,377	24.8%	796,067	546,951	45.5%

Treatments per day - freestanding centers	3,127	2,506	24.8%	3,122	2,145	45.5%

Percentage change in revenue per treatment - freestanding centers - same store basis	-0.3%	-7.3%		2.5%	-6.2%

Percentage change in treatments per day - freestanding centers - same store basis	2.3%	7.9%		2.6%	4.3%

Percentage change in freestanding revenues - same store basis	2.0%	0.0%		5.1%	-2.2%

Total radiation oncology cases completed *	7,808	6,437	21.3%	31,440	21,928	43.4%

Revenue per radiation oncology case	$19,216	$18,702		$18,749	$19,058

Treatment centers - freestanding (global)	169	155	9.0%
Treatment centers - professional / other (global)	11	8	37.5%

Total treatment centers	180	163	10.4%

Days sales outstanding at quarter end	37	31

Net patient service revenue (global) - professional services only (in thousands)	$87,128	$59,904		$318,047	$219,721

Net patient service revenue (global) - excluding physician practice expense (in thousands)	$271,227	$204,696		$1,035,822	$731,171

*       Total cases completed represents a count of patients that have completed their course of treatment. Total case counts are based on legacy and acquired clinical systems.

	Three Months Ended			Years Ended
	December 31,		%	December 31,		%
International	2014	2013	Change	2014	2013	Change

Total number of new cases	4,395	4,187	5.0%	17,756	16,090	10.4%

Revenue per radiation oncology case	$6,376	$5,550		$5,588	$5,659